Exhibit 99.1

Co-Diagnostics, Inc. Submits First FDA 510(k) Application for Co-Dx PCR Pro Platform

The Company expects that the application for OTC clearance will shortly be followed by pursuit of POC clearance, with other tests in the pipeline to meet the needs of a global market

Salt Lake City, Utah – June 14, 2024 – Co-Diagnostics, Inc. (Nasdaq: CODX) (the “Company” or “Co-Dx”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today that the Company has completed its first U.S. Food and Drug Administration (FDA) application for 510(k) clearance for the Co-Dx™ PCR Pro™ instrument, and the Co-Dx PCR COVID-19 Test for over-the-counter (OTC) use.

Co-Diagnostics completed the submission via the FDA’s electronic Submissions Template And Resource (eSTAR) system, and have received the acknowledgement from the FDA that the 510(k) application was received. eSTAR serves as a comprehensive resource for medical device manufacturers to standardize and consolidate the necessary information and links needed for 510(k) submission preparation.

The Co-Dx PCR platform has been designed to help close the access gap for infectious disease diagnosis by facilitating the widespread decentralization of gold-standard PCR diagnostics, which have historically only been found in high-complexity clinical laboratories. It consists of a compact and robust real-time PCR instrument operated at point-of-care or in at-home settings via an intuitive smartphone interface, with test cups powered by patented Co-Dx Co-Primers® technology.

The Company is also preparing to shortly pursue clearance for the Co-Dx PCR COVID-19 test on the new instrument, to be used for point-of-care testing (POCT).

Other diagnostics for the platform in varying stages of development or preparation for clinical evaluations include tests for tuberculosis, human papillomavirus, strep A, and a respiratory multiplex that detects influenza A and B, COVID-19 and RSV in a single test.

“This FDA application is an important milestone in our Company’s growth and represents a crucial step towards closing the gap that separates many patients and communities around the world from gold-standard diagnostics,” said Dwight Egan, Company CEO. “If granted, we believe that the credibility of 510(k) clearance for diagnostic use would greatly validate the quality of our new platform as we proceed with the completion of tests for other indications and for use in other regions of the world.

“While we have identified markets for this initial diagnostic offering and we are eager to begin commercialization once cleared to do so, we expect that the other tests to follow will be even more transformative, and we are quickly moving to complete the requirements to initiate clinical evaluations and submit regulatory filings for these tests in their respective target markets.”

*The Co-Dx PCR platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale. The Co-Dx PCR Pro instrument and Co-Dx COVID-19 Test are currently under review by the FDA.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to locate genetic markers for use in applications other than infectious disease.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements concerning our intention to pursue clearance for POCT use of the COVID-19 test kit on the new instrument in the near future, and our plans to begin clinical evaluations and complete regulatory submissions for the other tests in our pipeline. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 14, 2024, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Media Contact:
Andrew Benson	Jennifer Webb
Head of Investor Relations	ColtrinMethod PR
+1.801.438.1036	jcoltrin@coltrinmethodpr.com
investors@codiagnostics.com